Exhibit 99.1

NetApp Announces Results for Second Quarter of Fiscal Year 2010

Revenue Up 9% Sequentially and Nearly Flat Year Over Year

SUNNYVALE, CA--(Marketwire - November 18, 2009) - NetApp (NASDAQ: NTAP) today reported results for the second quarter of fiscal year 2010, which ended October 30, 2009. Revenues for the second quarter of fiscal 2010 were $910 million, compared to revenues of $912 million for the same period one year ago.

For the second fiscal quarter of 2010, GAAP net income was $96 million, or $0.27 per share(1) compared to GAAP net income of $43 million, or $0.13 per share for the same period in the prior year. Non-GAAP(2) net income for the second fiscal quarter of 2010 was $130 million, or $0.37 per share, compared to non-GAAP net income of $92 million, or $0.28 per share for the same period one year ago.

Revenues for the first six months of the current fiscal year totaled $1.75 billion, compared to revenues of $1.78 billion for the first six months of the prior fiscal year, a decrease of 2% year over year.

GAAP net income for the first six months of the current fiscal year totaled $147 million, or $0.43 per share, compared to GAAP net income of $78 million, or $0.23 per share for the first six months of the prior fiscal year. Non-GAAP net income for the first six months of the current fiscal year totaled $206 million, or $0.60 per share, compared to non-GAAP net income of $168 million, or $0.50 per share for the first six months of the prior fiscal year.

"NetApp delivered a strong quarter with record gross margins, record revenue from our SAN products, and overall revenue that exceeded our expectations," said Tom Georgens, president and chief executive officer. "Our value proposition resonates particularly well with customers who look to gain efficiency and streamline operations as they begin to build out their next-generation virtualized data centers. Driven by this demand, NetApp is forecasting record revenues for our next fiscal quarter."

Outlook

•	NetApp estimates revenue for the third quarter of fiscal year 2010 to be in a range of $935 million to $955 million.

•	NetApp estimates the third quarter of fiscal year 2010 share count to increase by about 5 million shares.

•
NetApp estimates that the third quarter of fiscal year 2010 GAAP earnings per share will be approximately $0.24 to $0.25 per share. NetApp estimates third quarter fiscal year 2010 non-GAAP earnings per share to be approximately $0.36 to $0.37 per share.

Quarterly Highlights

In the second quarter of fiscal year 2010, NetApp unveiled its cloud strategy and introduced several new products and solutions to help customers transform their data center architectures to achieve greater storage efficiency through innovative data management techniques. NetApp also received numerous industry accolades for its work environment, products, innovative use of technology, and executive leadership.

The makeup of the data center is changing drastically as companies seek to take advantage of virtualization and highly efficient infrastructures. NetApp is primed to take advantage of this major shift in the market by offering enterprises industry-leading storage efficiency and data management solutions that are well suited for both internal and external cloud deployments.

This quarter NetApp introduced Data ONTAP® 8, the culmination of years of engineering effort to integrate the Data ONTAP 7G operating system with a next-generation scale-out architecture. Data ONTAP 8 will provide seamless data mobility and secure multi-tenancy, both of which are key requirements for the most sophisticated cloud infrastructures. In addition, Data ONTAP 8 provides a more robust platform for the next 10 years of innovation from NetApp.

NetApp also introduced the following new products and enhancements that uniquely complement VMware® vSphere 4 and VMware View to help customers optimize their desktop and cloud computing environments: Virtual Storage Console, SnapManager® for Virtual Infrastructure, and Rapid Cloning Utility.

Showing its commitment to midsize enterprise and distributed enterprise customers, NetApp announced the new FAS2040 storage system, providing customers with increased performance and capacity to handle demanding Microsoft® Windows® consolidation and virtualization workloads all on the same system. NetApp also announced significant price reductions for its FAS2020 systems and associated software, which are now preconfigured with high-capacity drives and include all protocols.

During the quarter, NetApp extended its leadership in Ethernet storage with standards-based products that support converged Ethernet (FCoE, iSCSI, NFS, CIFS) data access and help customers streamline their data centers and maximize ROI. With partners such as Cisco and QLogic, NetApp is expanding Ethernet as a storage infrastructure.

In an effort to help customers maximize the value of their existing storage investments, NetApp unveiled a program to help customers achieve greater storage efficiency in their data centers. Under the terms of the Zero Investment Promise(3) Program ("ZIP Program"), customers with EMC and HP SANs that deploy NetApp® V-Series can reduce storage capacity and the associated costs of their existing third-party storage investments. If after 90 days the customer files an approved claim that the storage savings are not achieved, the customer will keep the equipment at no charge.

Finally, in addition to NetApp's various solution and program announcements during the quarter, the company received the following awards and industry recognition:

•
Best Channel Product 2009: The NetApp FAS2000 series was named a "Best Channel Product 2009" in the NAS Storage category by Business Solutions magazine. The FAS2000 was cited for its reliability, durability, and ease of upgrade.

•
2009 InformationWeek 500: NetApp ranked 26th on the 2009 InformationWeek 500, which honors the nation's most innovative users of information technology. NetApp ranked number three in the information technology industry.

•
Oracle Innovation Award: Recognizing NetApp's innovative use of Oracle® Business Intelligence software, Oracle named NetApp a winner of the 2009 Innovation Awards in the Business Intelligence/Enterprise Performance Management category.

•
Morgan Stanley Leadership Award for Global Commerce: Dan Warmenhoven and Tom Mendoza received the Morgan Stanley Leadership Award for Global Commerce, which recognizes individuals whose personal leadership has made a critical contribution to the effective use of information technology throughout the world.

•
Washingtonian Magazine's 50 Great Places to Work: NetApp was selected as a winner in the "Think Big" category, for large companies, on the basis of such measures as recognition and respect given employees, great work-life balance, challenging and interesting opportunities, commitment to community, and generous pay and benefits.

Webcast and Conference Call Information

•
The NetApp quarterly results conference call will be broadcast live on the Internet at http://investors.netapp.com on Wednesday, November 18, 2009, at 2:00 p.m. Pacific Time. This press release and any other information related to the call will also be posted on the Web site at that location.

•	The conference call will also be available live in a listen-only format at (800) 510-9836 in the United States and (617) 614-3670 outside the United States. The pass code for both numbers is 11612732.

•
A replay will be available for 72 hours following the completion of the live call by dialing (888) 286-8010 in the United States and (617) 801-6888 outside the United States, using replay code 30335717. The Webcast replay will be posted on our Web site for at least one year.

About NetApp

NetApp creates innovative storage and data management solutions that accelerate business breakthroughs and deliver outstanding cost efficiency. Discover NetApp's passion for helping companies around the world go further, faster at www.netapp.com.

"Safe Harbor" Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Outlook section relating to our forecasted operating results, share count and metrics for the third quarter of fiscal year 2010 and the benefits that we expect our customers to realize from using our products. These forward-looking statements involve risks and uncertainties, and actual results could vary. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks associated with the anticipated growth in network storage and content delivery markets; our ability to deliver new product architectures and enterprise service offerings; competition risks, including our ability to design products and services that compete effectively from a price and performance perspective; our reliance on a limited number of suppliers; our ability to accurately forecast demand for our products; and other important factors as described in NetApp reports and documents filed from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections captioned "Risk Factors" in our most recently submitted 10-K. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

(1) Earnings per share is calculated using the diluted number of shares for all periods presented.

(2) Non-GAAP results of operations exclude amortization of intangible assets, stock-based compensation expenses, merger termination proceeds (net of related expenses), restructuring and other charges, noncash interest expense associated with our convertible debt, net loss or gain on investments, and our GAAP tax provision, including discrete items, but includes a proforma tax provision based upon our projected annual proforma effective tax rate.

(3) The ZIP Program is limited to the terms set forth in www.netapp.com/zip.

NetApp, the NetApp logo, Go further, faster, Data ONTAP, and SnapManager are trademarks or registered trademarks of NetApp, Inc. in the United States and/or other countries. All other brands or products are trademarks or registered trademarks of their respective holders and should be treated as such.

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance. Non-GAAP results of operations exclude amortization of intangible assets, stock-based compensation expenses, merger termination proceeds (net of related expenses), restructuring and other charges, noncash interest expense associated with our convertible debt, net loss or gain on investments, and our GAAP tax provision, including discrete items, but includes a proforma tax provision based upon our projected annual proforma effective tax rate. We have excluded these items in order to enhance investors' understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

NetApp Use of Corporate Web Site

In accordance with SEC guidance published on August 22, 2008 (Release No. 34-58288), NetApp will begin to disseminate material information about the company through its corporate Web site within the next several fiscal quarters. NetApp intends to designate a separate portion of its corporate Web site for purposes of these disclosures and will include a prominent link on its Web site to allow visitors to locate this material information, which will be routinely updated. The Web site will supplement, rather than replace, NetApp's current existing channels of information distribution.

NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 30, 2009	April 24, 2009

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,728,841	$1,494,153
Short-term investments	1,226,697	1,110,053
Accounts receivable, net	318,033	446,537
Inventories	61,141	61,104
Prepaid expenses and other assets	115,525	119,887
Short-term deferred income taxes	140,352	207,050
Total current assets	3,590,589	3,438,784

PROPERTY AND EQUIPMENT, net	780,378	807,923
GOODWILL	680,986	680,986
INTANGIBLE ASSETS, net	34,970	45,744
LONG-TERM INVESTMENTS AND RESTRICTED CASH	116,406	127,317
LONG-TERM DEFERRED INCOME TAXES AND OTHER ASSETS	361,178	283,625
	$5,564,507	$5,384,379

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$118,807	$137,826
Accrued compensation and related benefits	220,778	204,168
Other accrued liabilities	179,087	190,315
Accrual for GSA settlement	-	128,715
Income taxes payable	3,020	4,732
Deferred revenue	1,017,067	1,013,569
Total current liabilities	1,538,759	1,679,325

LONG-TERM DEBT AND OTHER OBLIGATIONS	1,217,418	1,219,216
LONG-TERM DEFERRED REVENUE	704,836	701,649
	3,461,013	3,600,190

STOCKHOLDERS' EQUITY	2,103,494	1,784,189
	$5,564,507	$5,384,379

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except net income per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 30, 2009	October 24, 2008	October 30, 2009	October 24, 2008

REVENUES:
Product	$525,148	$570,436	$1,003,394	$1,118,291
Software entitlements and maintenance	169,815	152,722	335,105	297,134
Service	215,064	188,473	409,489	364,982
Net revenues	910,027	911,631	1,747,988	1,780,407

COST OF REVENUES:
Cost of product	199,134	260,332	411,669	510,110
Cost of software entitlements and maintenance	3,106	2,259	6,218	4,445
Cost of service	101,106	102,884	200,927	203,048
Total cost of revenues	303,346	365,475	618,814	717,603
GROSS MARGIN	606,681	546,156	1,129,174	1,062,804

OPERATING EXPENSES:
Sales and marketing	300,835	304,045	602,268	607,152
Research and development	132,354	125,496	262,671	250,848
General and administrative	56,939	51,011	116,490	100,474
Restructuring and other charges	1,179	-	2,675	-
Merger termination proceeds, net	-	-	(41,120)	-
Total operating expenses	491,307	480,552	942,984	958,474

INCOME FROM OPERATIONS	115,374	65,604	186,190	104,330

OTHER INCOME (EXPENSES), net:
Interest income	6,979	17,619	15,596	33,094
Interest expense	(17,916)	(17,807)	(37,117)	(27,319)
Loss (gain) on investments, net	2,805	(22,613)	2,713	(25,234)
Other expenses, net	(1,270)	(479)	(2,218)	(2,468)
Total other expenses, net	(9,402)	(23,280)	(21,026)	(21,927)

INCOME BEFORE INCOME TAXES	105,972	42,324	165,164	82,403

PROVISION (BENEFIT) FOR INCOME TAXES	10,295	(729)	17,823	4,627

NET INCOME	$95,677	$43,053	$147,341	$77,776

NET INCOME PER SHARE:
BASIC	$0.28	$0.13	$0.44	$0.24

DILUTED	$0.27	$0.13	$0.43	$0.23

SHARES USED IN PER SHARE CALCULATION:
BASIC	336,667	327,319	335,602	330,587

DILUTED	349,751	333,385	344,313	337,253

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 30, 2009	October 24, 2008	October 30, 2009	October 24, 2008

Cash Flows from Operating Activities:
Net income	$95,677	$43,053	$147,341	$77,776
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	42,148	43,918	85,189	85,467
Stock-based compensation	33,245	27,763	85,429	64,167
Loss (gain) on investments	(2,835)	13,315	(2,537)	15,936
Asset impairment and write-offs	846	581	1,140	760
Allowance for doubtful accounts	144	1,740	9	1,704
Accretion of discount and issue costs on notes	12,211	11,509	25,291	17,076
Deferred income taxes	163	(36,041)	(1,919)	(47,300)
Deferred rent	(434)	2,184	(829)	3,011
Income tax benefit from stock-based compensation	(4,638)	25,690	14,410	45,549
Excess tax benefit from stock-based compensation	(1,350)	(24,169)	(1,350)	(34,311)
Changes in assets and liabilities:
Accounts receivable	14,462	60,915	131,717	211,207
Inventories	774	(14,756)	334	(8,014)
Prepaid expenses and other assets	(13,347)	(29,504)	(1,071)	(20,002)
Accounts payable	(2,357)	13,740	(16,858)	(16,333)
Accrued compensation and related benefits	82,579	23,683	9,561	(30,756)
Other accrued liabilities	7,174	6,312	(19,456)	4,909
Accrual for GSA settlement	-	-	(128,715)	-
Income taxes payable	970	1,857	(1,608)	(536)
Long term other liabilities	6,234	401	(6,334)	(818)
Deferred revenue	(4,371)	35,249	(14,215)	88,143
Net cash provided by operating activities	267,295	207,440	305,529	457,635
Cash Flows from Investing Activities:
Purchases of investments	(722,334)	(219,024)	(883,231)	(483,962)
Redemptions of investments	386,288	155,711	780,808	263,643
Reclassification from cash and cash equivalents to short-term investments	-	(597,974)	-	(597,974)
Change in restricted cash	967	457	(827)	682
Proceeds from nonmarketable securities	3,115	932	4,480	807
Purchases of property and equipment	(22,776)	(27,354)	(47,490)	(103,967)
Net cash used in investing activities	(354,740)	(687,252)	(146,260)	(920,771)
Cash Flows from Financing Activities:
Proceeds from sale of common stock related to employee stock transactions	27,385	10,038	65,888	45,565
Tax withholding payments reimbursed by employee stock transactions	(490)	(37)	(5,717)	(2,591)
Excess tax benefit from stock-based compensation	1,350	24,169	1,350	34,311
Proceeds from issuance of convertible notes	-	-	-	1,265,000
Payment of financing costs	-	(1,136)	-	(26,581)
Sale of common stock warrants	-	-	-	163,059
Purchase of note hedge	-	-	-	(254,898)
Repayment of revolving credit facility	-	(65,416)	-	(107,251)
Repurchases of common stock	-	-	-	(399,981)
Net cash provided by (used in) financing activities	28,245	(32,382)	61,521	716,633

Effect of Exchange Rate Changes on Cash and Cash Equivalents	3,653	(19,172)	13,898	(18,947)

Net Increase (Decrease) in Cash and Cash Equivalents	(55,547)	(531,366)	234,688	234,550
Cash and Cash Equivalents:
Beginning of period	1,784,388	1,702,395	1,494,153	936,479
End of period	$1,728,841	$1,171,029	$1,728,841	$1,171,029

SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended October 30, 2009

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Restructuring and Other Charges	Mergers Termination Proceeds, Net	Non-Cash Interest Expense	Loss (Gain) on Investments, Net	Total

Cost of product revenues	$4,273	$510	-	-	-	-	$4,783
Cost of service revenues	-	2,942	-	-	-	-	2,942
Sales and marketing expense	849	15,690	-	-	-	-	16,539
Research and development expense	-	7,909	-	-	-	-	7,909
General and administrative expense	-	6,194	-	-	-	-	6,194
Restructuring and other charges	-	-	1,179	-	-	-	1,179
Interest expense	-	-	-	-	12,211	-	12,211
Gain on investments, net	-	-	-	-	-	(2,805)	(2,805)

Effect on income before income taxes	$5,122	$33,245	$1,179	-	$12,211	$(2,805)	$48,952

	Six Months Ended October 30, 2009

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Restructuring and Other Charges	Mergers Termination Proceeds, Net	Non-Cash Interest Expense	Loss (Gain) on Investments, Net	Total

Cost of product revenues	$8,988	$1,730	-	-	-	-	$10,718
Cost of service revenues	-	7,461	-	-	-	-	7,461
Sales and marketing expense	1,697	39,655	-	-	-	-	41,352
Research and development expense	-	20,625	-	-	-	-	20,625
General and administrative expense	-	15,958	-	-	-	-	15,958
Restructuring and other charges	-	-	2,675	-	-	-	2,675
Mergers termination proceeds, net	-	-	-	(41,120)	-	-	(41,120)
Interest expense	-	-	-	-	25,291	-	25,291
Gain on investments, net	-	-	-	-	-	(2,805)	(2,805)

Effect on pre-tax income	$10,685	$85,429	$2,675	$(41,120)	$25,291	$(2,805)	$80,155

	Three Months Ended October 24, 2008

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Restructuring and Other Charges	Mergers Termination Proceeds, Net	Non-Cash Interest Expense	Loss (Gain) on Investments, Net	Total

Cost of product revenues	$6,748	$624	-	-	-	-	$7,372
Cost of service revenues	-	2,419	-	-	-	-	2,419
Sales and marketing expense	1,259	12,849	-	-	-	-	14,108
Research and development expense	-	7,482	-	-	-	-	7,482
General and administrative expense	-	4,389	-	-	-	-	4,389
Interest expense	-	-	-	-	10,265	-	10,265
Loss on investments, net	-	-	-	-	-	22,613	22,613

Effect on income before income taxes	$8,007	$27,763	-	-	$10,265	$22,613	$68,648

	Six Months Ended October 24, 2008

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Restructuring and Other Charges	Mergers Termination Proceeds, Net	Non-Cash Interest Expense	Loss (Gain) on Investments, Net	Total

Cost of product revenues	$13,496	$1,572	-	-	-	-	$15,068
Cost of service revenues	-	5,460	-	-	-	-	5,460
Sales and marketing expense	2,518	29,191	-	-	-	-	31,709
Research and development expense	-	17,669	-	-	-	-	17,669
General and administrative expense	-	10,275	-	-	-	-	10,275
Interest expense	-	-	-	-	15,202	-	15,202
Loss on investments, net	-	-	-	-	-	25,234	25,234

Effect on pre-tax income	$16,014	$64,167	-	-	$15,202	$25,234	$120,617

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except net income per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 30, 2009	October 24, 2008	October 30, 2009	October 24, 2008

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$95,677	$43,053	$147,341	$77,776

Adjustments:
Amortization of intangible assets	5,122	8,007	10,685	16,014
Stock-based compensation expenses	33,245	27,763	85,429	64,167
Restructuring and other charges	1,179	-	2,675	-
Merger termination proceeds, net	-	-	(41,120)	-
Non-cash interest expense	12,211	10,265	25,291	15,202
Loss (gain) on investments, net	(2,805)	22,613	(2,805)	25,234
Discrete GAAP tax provision items	(645)	3,816	(7,837)	4,308
Income tax effect	(13,848)	(23,410)	(13,591)	(34,655)

NON-GAAP NET INCOME	$130,136	$92,107	$206,068	$168,046

NET INCOME PER SHARE	$0.274	$0.129	$0.428	$0.231

Adjustments:
Amortization of intangible assets	0.015	0.024	0.031	0.047
Stock-based compensation expenses	0.095	0.083	0.248	0.190
Restructuring and other charges	0.003	-	0.008	-
Merger termination proceeds, net	-	-	(0.119)	-
Non-cash interest expense	0.035	0.031	0.073	0.045
Loss (gain) on investments, net	(0.008)	0.068	(0.008)	0.075
Discrete GAAP tax provision items	(0.002)	0.011	(0.023)	0.013
Income tax effect	(0.040)	(0.070)	(0.039)	(0.103)

NON-GAAP NET INCOME PER SHARE	$0.372	$0.276	$0.599	$0.498

NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
THIRD QUARTER 2010
(Unaudited)

Third Quarter
2010

Non-GAAP Guidance	$0.36 - $0.37

Adjustments of Specific Items to
Earnings Per Share for the Third
Quarter 2010:

Non cash interest expense	(0.03)
Amortization of intangible assets	(0.01)
Stock based compensation expense	(0.10)
Income tax effect	0.02
Total Adjustments	(0.12)

GAAP Guidance - Earnings Per Share	$0.24 - $0.25

Press Contact:
NetApp
Jodi Baumann
Ph: (408) 822-3974
Jodi.Baumann@netapp.com

Investor Contacts:
NetApp
Tara Dhillon
Ph: (408) 822-6909
tara@netapp.com

NetApp
Billie Fagenstrom
Ph: (408) 822-6428
billief@netapp.com